BOX ENERGY CORPORATION
                   AMENDED AND RESTATED PROMISSORY NOTE
                      BETWEEN BOX ENERGY CORPORATION
                     AND BOX BROTHERS HOLDING COMPANY
                              Exhibit 10.17

                   AMENDED AND RESTATED PROMISSORY NOTE

  $6,950,000.00                                           Dallas, Texas
                                                          June  3, 1997

       FOR VALUE RECEIVED, BOX BROTHERS HOLDING COMPANY, a Delaware corporation, its permitted successors and assigns, whose address is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801, (the "Maker"), promises to pay to the order of BOX ENERGY CORPORATION, a Delaware corporation, its successors and assigns, at 8201 Preston Road, Suite 600, Dallas, Texas 75225-6211 (the "Payee"), the principal sum of SIX MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($6,950,000.00), together with interest on the unpaid principal balance from time to time remaining from the date hereof until maturity at a rate per annum equal to the following: (i) during the first six (6) months of the term of this Note, at the lesser of (a) the Prime Rate (as herein defined) from time to time in effect plus one percent (1%) ("Applicable Rate") or (b) the Highest Lawful Rate, each change in the Highest Lawful Rate to become effective without notice to the Maker on the effective date of such change; and thereafter, (ii) beginning on the sixth (6th) month following the date hereof and continuing on or before the same day of each month thereafter, the Applicable Rate shall increase by a margin of .1% each month over the rate for the immediately preceding month, but in no event shall such Applicable Rate exceed the Highest Lawful Rate. The term "Prime Rate" as used herein shall mean the prime rate of Texas Commerce Bank National Association ("Bank") as announced from time to time by Bank. The term "Highest Lawful Rate" means the (a) maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under applicable law. Both principal and interest are payable in lawful money of the United States of America at the office of the Payee, at the address provided above, or at such other place as the Payee shall designate in writing to the Maker.

       This Note shall be due and payable as follows:

            (i) Monthly installments of principal and accrued interest, each in the amount of $100,000.00, shall be due and payable, commencing on June 29, 1997, and continuing on the 29th day of each month thereafter; and

            (ii) All outstanding principal together with all accrued and unpaid interest shall be due and payable in full on or before May 29, 1998 (the "Maturity Date").

       Interest charges shall be calculated on amounts outstanding hereunder on the actual number of days said amounts are outstanding on the basis of a 365/366 day year, as the case may be. All past due principal and interest on this Note shall bear interest from maturity of such principal or interest up to but excluding the date of actual payment at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) ten percent (10%) per annum computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be (the "Default Rate").

       Each provision in this Note and each other document executed in connection herewith or as security herefor, is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Payee for the use, forbearance or detention of the money lent or to be lent under this Note or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other agreement between the Maker and the Payee which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Note and such other agreements shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Note or such other agreements shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Note or any other agreement between the Maker and the Payee to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note or ever be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to this Note would exceed the Highest Lawful Rate, or if the Payee shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Maker with respect to this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Maker with respect to this Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of this Note with the excess thereof, if any, refunded to the Maker. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Payee under this Note, or under any other agreement between the Maker and the Payee, which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Payee, shall be made, to the extent permitted by usury laws applicable to the Payee (now or hereafter enacted), by (a) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (b) amortizing, prorating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by this Note all interest at any time contracted for, charged or received by the Payee in connection therewith.

       This Note is secured by that Amended and Restated Security Agreement dated this same date (the "Security Agreement") executed by the Maker in favor of the Payee. Said Security Agreement is incorporated herein by reference, and the provisions thereof are controlling should there be a conflict between the provisions hereof and thereof. Any default by Maker under said Security Agreement or under any other financing arrangement between Maker and Payee will be considered a default under this Note. In event of any such default, all unpaid principal and accrued and unpaid interest will accelerate and become immediately due and payable, upon notice from Payee as provided in the Security Agreement. Failure of the holder to exercise this option with respect to any such default shall not constitute a wavier of the Payee's rights as to any continuing or subsequent breaches. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

       In the event default is made in the payment of this Note in whatever manner its maturity may be brought about and if this Note is thereupon placed in the hands of attorneys for collection, or if the same is collected through probate, bankruptcy or other similar proceedings, the Maker promises to pay all reasonable attorneys' fees and expenses incurred by the Payee in connection with such default or collection proceedings.

       This Note and the Security Agreement shall be construed in accordance with and governed by the laws of the State of Texas and any applicable laws of the United States of America The Maker hereby irrevocably agrees that in the event of any dispute involving this Note or any other instruments executed in connection herewith, venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas. Maker and each drawer, accepter, endorser, guarantor, surety, accommodation party or any other person or entity now or hereafter primarily or secondarily liable upon or for payment of all or any part of the principal or interest of this Note ("Obligated Party(ies)") hereby, jointly and severally, consent that the time of payment of this Note may be extended from time to time by the holder hereof without notice to them and without affecting their liability hereon. Except with respect to notices expressly provided for in the Security Agreement, each of Maker and each Obligated Party(ies) hereby, jointly and severally, waives presentment for payment, protest, notice of acceleration, demand, notice of intent to accelerate and notice of protest, any and all lack of diligence or delay in collection or the filing of suit hereon, and all exemptions which Maker or may now or hereafter be entitled to under the applicable law.

       This Note may be prepaid, in whole or in part, without notice or penalty. All payments (including prepayments) received by the Payee shall be applied first to the payment of accrued and unpaid interest and the balance, if any, to the reduction of the principal balance hereof.

       This Amended and Restated Promissory Note is a modification, restatement and extension of the Promissory Note (Single Payment) dated April 29, 1997, in the original principal amount of $7,250,000.00 executed by Maker payable to the order of Payee and is not delivered in payment or satisfaction of amounts owing thereunder.

  WITNESS:                            MAKER

                                      BOX BROTHERS HOLDING COMPANY,
                                      a Delaware corporation
  /s/ Rebecca Hastings
  --------------------

  /s/ Robbie Holloway
  --------------------
                                      By:  /s/ Steven J. Craig
                                          ----------------------
                                      Name:   Steven J. Craig
                                             -------------------
                                      Title:   Vice President
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